EXHIBIT 99.1

The Community Financial Corporation Reports a 46% Increase in Net Income for Second Quarter and First Six Months of 2017

WALDORF, Md., July 18, 2017 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ:TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), reported its results of operations for the second quarter and six months ended June 30, 2017. Net income was $2.5 million for the three months ended June 30, 2017, an increase of $805,000 or 46.3%, compared to $1.7 million for the three months ended June 30, 2016. Earnings per common share (diluted) at $0.55 increased $0.17 from $0.38 per common share (diluted) for the three months ended June 30, 2016.  The Company’s returns on average assets and common stockholders’ equity for the second quarter of 2017 were 0.74% and 9.36%, respectively, compared to 0.57% and 6.79%, respectively, for the second quarter of 2016.

Net income was $4.9 million for the six months ended June 30, 2017, an increase of $1.6 million or 46.0%, compared to $3.3 million for the six months ended June 30, 2016. Earnings per common share (diluted) for the first six months of 2017 were $1.05 increasing $0.33 from $0.72 per common share (diluted) for the six months ended June 30, 2016. The Company’s returns on average assets and common stockholders’ equity, for the six months ended June 30, 2017 were 0.72% and 9.07%, respectively, compared to 0.57% and 6.58%, respectively, for first six months of 2016.

The Company continued to improve quarterly results, recording its seventh consecutive quarter of earnings growth. Net income of $2.5 million for the three months ended June 30, 2017 increased $201,000 compared to $2.3 million of net income for the first quarter of 2017. Earnings per common share (diluted) at $0.55 increased $0.04 from $0.51 per common share (diluted) for the three months ended March 31, 2017.  The Company’s returns on average assets and common stockholders’ equity for the second quarter of 2017 were 0.74% and 9.36%, respectively, compared to 0.70% and 8.78%, respectively, for the first quarter of 2017.  The increase in net income from the first quarter was the result of increased net interest income and noninterest income of $259,000 and 177,000, respectively, partially offset by increased noninterest expense of $151,000 and higher income tax expense due to higher pretax earnings. The Company’s loan portfolio increased to $1,142.0 million at June 30, 2017, an increase of $28.3 million or 10.2% annualized, compared to first quarter ending loan balances of $1,113.7 million.

“I am pleased that The Community Financial Corporation’s management team continues to execute the Company’s strategic plan. Two years of interest-earning asset growth, expense control and improving asset quality should position the Company to further increase operating leverage during 2017,” stated Michael L. Middleton, Chairman of the Board.

“Loans have grown $53.0 million or 9.7% annualized to $1,142.0 million at June 30, 2017 since the end of 2016. We are on pace to grow 8% to 10% in 2017,” stated William J. Pasenelli, Chief Executive Officer and Vice-Chairman of the Board.  “Our loan growth increased top-line revenue and has been a major factor in improving profitability. I am equally satisfied with our accomplishments in improving credit quality and controlling expense growth. Non-accrual loans and other real estate owned (“OREO”) as a percentage of assets have declined every quarter since the fourth quarter of 2015, decreasing from 1.83% of assets to 0.98% at June 30, 2017. During the same timeframe, the Company’s efficiency ratio1 improved 11 percentage points to 63% for the second quarter of 2017 from 74% for the three months ended December 31, 2015.”

The Company previously announced the closing of its Central Park Fredericksburg branch. The branch is expected to close in the third quarter. This location will continue to serve as a loan production office and the branch closure will not have a material effect on operations.

“Changing customer banking preferences, along with the opening of our downtown Fredericksburg branch, precipitated the decision to close the Central Park branch,” stated James F. Di Misa, Chief Operating Officer and Executive Vice President. “Current branch employees will fill open positions.”

Net interest margin for the three months ended June 30, 2017 was stable compared to the first quarter of 2017, decreasing one basis point from 3.40% to 3.39%, respectively. The decrease was expected and attributable to a slightly faster rise in the Company’s cost of funds compared to increased yields for loans and investments. The increase in cost of funds to 0.79% for the three months ended June 30, 2017 from 0.74% for the first quarter 2017 was primarily due to rising short-term wholesale funding rates during the first six months of 2017.  Overall loan and investment yields increased during the second quarter from 4.12% during the first quarter of 2017 to 4.16% for the three months ended June 30, 2017.  The increase in interest-earning yields was due to larger dollar growth in the commercial real estate portfolio compared to the residential first mortgage portfolio, the scheduled repricing of loans and the purchase of securities and the production of commercial real estate loans in a rising rate environment.

Net Interest Income

Net interest income increased 10.5% or $1.0 million to $10.9 million for the three months ended June 30, 2017 compared to $9.9 million for the three months ended June 30, 2016. Net interest margin at 3.39% for the three months ended June 30, 2017 decreased 13 basis points from 3.52% for the three months ended June 30, 2016. Average interest-earning assets were $1,288.2 million for the second quarter of 2017, an increase of $164.6 million or 14.6%, compared to $1,123.6 million for the same quarter of 2016.

Net interest income increased 12.0% or $2.3 million to $21.6 million for the six months ended June 30, 2017 compared to $19.3 million for the six months ended June 30, 2016. Net interest margin at 3.40% for the six months ended June 30, 2017 decreased 11 basis points from 3.51% for the six months ended June 30, 2016. Average interest-earning assets were $1,271.5 million for the first six months of 2017, an increase of $172.8 million or 15.7%, compared to $1,098.7 million for the first six months of 2016.

Net interest margin declined during the first half of 2017, primarily due to reduced yields on loans and a slight increase in cost of funds. Yields on the loan portfolio decreased from 4.61% for the six months ended June 30, 2016 to 4.44% for six months ended June 30, 2017. Yields were reduced compared to the prior year due to the Bank’s increased investment in residential mortgages during 2016 and the low intermediate term interest rates that were depressed for most of 2016. The ten year U.S. Treasury rate was as low as 1.37% (July 8, 2016).

During the second quarter of 2017, loan yields began to rise compared to the first quarter of 2017, influenced by increases in the federal funds target rate (1.25% as of June 15, 2017) and loan growth in higher yielding portfolios. The Company plans to continue to slow the growth of residential first mortgages in favor of increasing commercial loan growth for the balance of the year.

A small increase in the cost of funds slightly impacted net interest margin for the comparable periods. The cost of funds increased two basis points to 0.76% for the six months ended June 30, 2017 compared to 0.74% for the six months ended June 30, 2016. The Company continued to make progress in controlling deposit costs by increasing transaction deposits as a percentage of overall deposits. Average transaction deposits, which include savings, money market, interest-bearing demand and noninterest bearing demand accounts, for the six months ended June 30, 2017 increased $71.2 million, or 13.2%, to $612.4 million compared to $541.2 million for the comparable period in 2016. Average transaction accounts as a percentage of total deposits increased from 57.2% for the six months ended June 30, 2016 to 58.1% for the six months ended June 30, 2017.

Wholesale and time based funding rates are typically more sensitive to rising interest rates than transactional deposits. Compared to the three months ended June 30, 2016, interest rates for the second quarter of 2017 increased by nine basis points on certificates of deposit, while interest-bearing transactional deposits increased by two basis points. The Company’s Federal Home Loan Bank (“FHLB”) short-term borrowings and guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS’), increased by 59 basis points and 47 basis points, respectively, for the comparable periods. The Company’s ability to increase transaction deposits faster than wholesale funding during 2017 could mitigate possible downward pressure on net interest margin that has occurred during the first half of 2017.

Noninterest Income and Noninterest Expense

Noninterest income increased by $275,000 to $1.1 million for the three months ended June 30, 2017 compared to $777,000 for the three months ended June 30, 2016. Noninterest income increased by $300,000 to $1.9 million for the six months June 30, 2017 compared to $1.6 million for the six months June 30, 2016. The increase in income for the three and six months was due to OREO losses recognized in 2016 not recognized in 2017 and an increase in securities gains partially offset by a reduction in service charge income.

Noninterest expense averaged just below $7.3 million per quarter during 2016. The Company focused during the prior year on controlling the growth of expenses by streamlining internal processes and reviewing vendor relationships. These efforts resulted in a reduction in nine FTEs, from 171 employees to 162 employees, during the year ended December 31, 2016. The Company’s strategy to create operating leverage through continued asset growth combined with controlling the growth in expenses will continue during 2017.

For the three months ended June 30, 2017, noninterest expense increased 3.3%, or $238,000, to $7.5 million from $7.3 million for the comparable period in 2016. The Company’s efficiency ratio for the three months ended June 30, 2017 and 2016 was 62.83% and 68.33%, respectively. The Company’s net operating expense ratio2 as a percentage of average assets for the three months ended June 30, 2017 and 2016 was 1.89% and 2.15%, respectively. These ratios have improved in each successive quarter since the three months ended December 31, 2015.  The following is a summary breakdown of noninterest expense:

	Three Months Ended June 30,
(dollars in thousands)	2017	2016	$ Change	% Change
Compensation and Benefits	$4,198	$4,197	$1	0.0%
OREO Valuation Allowance and Expenses	145	105	40	38.1%
Operating Expenses	3,187	2,990	197	6.6%
Total Noninterest Expense	$7,530	$7,292	$238	3.3%

For the six months ended June 30, 2017, noninterest expense increased 2.6%, or $377,000, to $14.9 million from $14.5 million for the comparable period in 2016. The first six months of 2017 the Company controlled growth in compensation and benefits expense at 1.9%. Total growth in compensation and benefit costs was 2.7% and 3.2%, respectively for the years ended December 31, 2016 and 2015.  The Company’s efficiency ratio for the six months ended June 30, 2017 and 2016 was 63.35% and 69.48%, respectively. The Company’s net operating expense ratio as a percentage of average assets for the six months ended June 30, 2017 and 2016 was 1.91% and 2.18%, respectively. The following is a summary breakdown of noninterest expense:

	Six Months Ended June 30,
(dollars in thousands)	2017	2016	$ Change	% Change
Compensation and Benefits	$8,511	$8,349	$162	1.9%
OREO Valuation Allowance and Expenses	340	406	(66)	(16.3%)
Operating Expenses	6,058	5,777	281	4.9%
Total Noninterest Expense	$14,909	$14,532	$377	2.6%

Balance Sheet and Asset Quality

Balance Sheet

Total assets at June 30, 2017 were $1.39 billion, an increase of $58.4 million or 8.8% annualized growth, compared to total assets of $1.33 billion at December 31, 2016. The increase in total assets was primarily attributable to growth in loans. Net loans increased $52.9 million, or 9.8% annualized growth, from $1,079.5 million at December 31, 2016 to $1,132.4 million at June 30, 2017, principally due to increases in loans secured by commercial real estate and residential first mortgages.

The following is a breakdown of the Company’s loan portfolio at June 30, 2017 and December 31, 2016:

(dollars in thousands)	June 30, 2017%		December 31, 2016%

Commercial real estate	$713,789	62.49%	$667,105	61.25%
Residential first mortgages	181,386	15.88%	171,004	15.70%
Residential rentals	103,361	9.05%	101,897	9.36%
Construction and land development	32,603	2.85%	36,934	3.39%
Home equity and second mortgages	20,847	1.83%	21,399	1.97%
Commercial loans	55,023	4.82%	50,484	4.64%
Consumer loans	412	0.04%	422	0.04%
Commercial equipment	34,589	3.03%	39,737	3.65%
	1,142,010	100.00%	1,088,982	100.00%
Less:
Deferred loan fees and premiums	(853)	-0.06%	(397)	-0.04%
Allowance for loan losses	10,434	0.89%	9,860	0.91%
	9,581		9,463
	$1,132,429		$1,079,519

Deposits increased by 9.4% annualized, or $49.0 million, to $1,087.8 million at June 30, 2017 compared to $1,038.8 million at December 31, 2016.  The Company uses both traditional and reciprocal brokered deposits. Traditional brokered deposits at June 30, 2017 and December 31, 2016 were $146.9 million and $131.0 million, respectively. Reciprocal brokered deposits are used to maximize FDIC insurance available to our customers. Reciprocal brokered deposits at June 30, 2017 and December 31, 2016 were $95.6 million and $70.7 million, respectively. The following is a breakdown of the Company’s deposit portfolio at June 30, 2017 and December 31, 2016:

	June 30, 2017		December 31, 2016
(dollars in thousands)	Balance	%	Balance	%
Noninterest-bearing demand	$154,962	14.25%	$144,877	13.95%
Interest-bearing:
Demand	190,674	17.53%	162,823	15.67%
Money market deposits	238,822	21.95%	248,049	23.88%
Savings	54,361	5.00%	50,284	4.84%
Certificates of deposit	448,987	41.27%	432,792	41.66%
Total interest-bearing	932,844	85.75%	893,948	86.05%

Total Deposits	$1,087,806	100.00%	$1,038,825	100.00%

Transaction accounts	$638,819	58.73%	$606,033	58.34%

FHLB long-term debt and short-term borrowings increased $9.5 million from $144.6 million at December 31, 2016 to $154.1 million at June 30, 2017. The Company uses brokered deposits and other wholesale funding to supplement funding when loan growth exceeds core deposit growth and for asset-liability management purposes.

During the six months ended June 30, 2017, stockholders’ equity increased $4.9 million to $109.3 million. The increase in stockholders’ equity was due to net income of $4.9 million, a current year decrease in accumulated other comprehensive loss of $439,000 and net stock related activities related to stock-based compensation of $444,000. These increases to capital were partially offset by quarterly common dividends paid of $901,000. Common stockholders' equity of $109.3 million at June 30, 2017 resulted in a book value of $23.51 per common share compared to $22.54 at December 31, 2016. The Company remains well-capitalized at June 30, 2017 with a Tier 1 capital to average assets ratio of 8.85%.

Asset Quality

The Company continues to pursue its approach of maximizing contractual rights with individual classified customer relationships. The objective is to move non-performing or substandard credits that are not likely to become performing or passing credits in a reasonable timeframe off the balance sheet. The Company is encouraging existing customers with classified credits to obtain financing with other lenders or enforcing its contractual rights. Management believes this strategy is in the best long-term interest of the Company. As a result of these efforts, non-accrual loans and OREO to total assets have decreased from 1.83% at December 31, 2015, to 1.21% at December 31, 2016, and to 0.98% at June 30, 2017.  Non-accrual loans, OREO and TDRs to total assets decreased from 2.98% at December 31, 2015, to 1.99%, at December 31, 2016, and to 1.71% at June 30, 2017.

Management considers classified assets to be an important measure of asset quality. Classified assets have been trending downward the last several years. The following is a breakdown of the Company’s classified and special mention assets at June 30, 2017, March 31, 2017 and December 31, 2016, 2015, 2014 and 2013, respectively:

Classified Assets and Special Mention Assets
(dollars in thousands)	As of 06/30/2017	As of 03/31/2017	As of 12/31/2016	As of 12/31/2015	As of 12/31/2014	As of 12/31/2013
Classified loans
Substandard	$25,519	$28,920	$30,463	$31,943	$46,735	$47,645
Doubtful	-	-	137	861	-	-
Loss	-	-	-	-	-	-
Total classified loans	25,519	28,920	30,600	32,804	46,735	47,645
Special mention loans	1,357	1,374	-	1,642	5,460	9,246
Total classified and special mention loans	$26,876	$30,294	$30,600	$34,446	$52,195	$56,891

Classified loans	25,519	28,920	30,600	32,804	46,735	47,645
Classified securities	740	791	883	1,093	1,404	2,438
Other real estate owned	9,154	6,747	7,763	9,449	5,883	6,797
Total classified assets	$35,413	$36,458	$39,246	$43,346	$54,022	$56,880

As a percentage of Total Assets	2.54%	2.69%	2.94%	3.79%	4.99%	5.56%
As a percentage of Risk Based Capital	22.81%	23.91%	26.13%	30.19%	39.30%	43.11%

The allowance for loan losses was 0.91% of gross loans at June 30, 2017 and December 31, 2016. Management’s determination of the adequacy of the allowance is based on a periodic evaluation of the portfolio with consideration given to: overall loss experience; current economic conditions; size, growth and composition of the loan portfolio; financial condition of the borrowers; current appraised values of underlying collateral and other relevant factors that, in management’s judgment, warrant recognition in determining an adequate allowance. Improvements to baseline charge-off factors for the periods used to evaluate the adequacy of the allowance as well as improvements in some qualitative factors, such as reductions in classified assets and delinquency, were offset by increases in other qualitative factors, such as concentration to capital factors. The specific allowance is based on management’s estimate of realizable value for particular loans. Management believes that the allowance is adequate.

The following is a breakdown of the Company’s general and specific allowances as a percentage of gross loans at June 30, 2017 and December 31, 2016, respectively:

(dollar in thousands)	June 30, 2017	% of Gross Loans	December 31, 2016	% of Gross Loans

General Allowance	$8,958	0.78%	$8,571	0.79%
Specific Allowance	1,476	0.13%	1,289	0.12%
Total Allowance	$10,434	0.91%	$9,860	0.91%

The historical loss experience factor is tracked over various time horizons for each portfolio segment. The following table provides net charge-offs as a percentage of average loans for the three and six months ended June 30, 2017 and 2016, respectively, and a five-year trend:

	Three Months Ended June 30,		Six Months Ended June 30,		Years Ended December 31,
(dollars in thousands)	2017	2016	2017	2016	2016	2015	2014	2013	2012
Average loans	$1,112,329	$966,701	$1,097,448	$942,880	$988,288	$874,186	$819,381	$741,369	$719,798
Net charge-offs	51	49	182	425	1,039	1,374	2,309	1,049	1,937
Net charge-offs to average loans	0.02%	0.02%	0.03%	0.09%	0.11%	0.16%	0.28%	0.14%	0.27%

About The Community Financial Corporation - The Company is the bank holding company for Community Bank of the Chesapeake. Headquartered in Waldorf, Maryland, Community Bank of the Chesapeake is a full-service commercial bank, with assets over $1.3 billion.  Through its 12 branches and five commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses. The Company’s branches are located at its main office in Waldorf, Maryland, and 11 branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland; and Central Park and downtown Fredericksburg, Virginia.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate value and the real estate market; regulatory changes; the possibility of unforeseen events affecting the industry generally; the uncertainties associated with newly developed or acquired operations; the outcome of litigation that may arise; market disruptions and other effects of terrorist activities; and the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2016. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

Data is unaudited as of June 30, 2017. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

THE COMMUNITY FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except per share amounts )	2017	2016	2017	2016
Interest and Dividend Income
Loans, including fees	$12,410	$11,170	$24,380	$21,715
Interest and dividends on investment securities	973	752	1,919	1,515
Interest on deposits with banks	12	6	18	10
Total Interest and Dividend Income	13,395	11,928	26,317	23,240

Interest Expense
Deposits	1,403	1,182	2,671	2,277
Short-term borrowings	283	49	430	87
Long-term debt	776	802	1,609	1,588
Total Interest Expense	2,462	2,033	4,710	3,952

Net Interest Income	10,933	9,895	21,607	19,288
Provision for loan losses	376	564	756	991
Net Interest Income After Provision For Loan Losses	10,557	9,331	20,851	18,297

Noninterest Income
Loan appraisal, credit, and miscellaneous charges	9	102	56	163
Gain on sale of asset	47	4	47	4
Net gains (losses) on sale of OREO	9	(448)	36	(443)
Net gains on sale of investment securities	133	39	133	39
Income from bank owned life insurance	194	198	385	394
Service charges	660	882	1,270	1,470
Total Noninterest Income	1,052	777	1,927	1,627
Noninterest Expense
Salary and employee benefits	4,198	4,197	8,511	8,349
Occupancy expense	658	636	1,311	1,225
Advertising	140	156	248	219
Data processing expense	634	580	1,211	1,134
Professional fees	598	380	935	805
Depreciation of furniture, fixtures, and equipment	204	206	403	402
Telephone communications	45	46	96	90
Office supplies	28	29	60	72
FDIC Insurance	161	184	327	427
OREO valuation allowance and expenses	145	105	340	406
Other	719	773	1,467	1,403
Total Noninterest Expense	7,530	7,292	14,909	14,532
Income before income taxes	4,079	2,816	7,869	5,392
Income tax expense	1,536	1,078	2,984	2,046
Net Income	$2,543	$1,738	$4,885	$3,346

Earnings Per Common Share
Basic	$0.55	$0.38	$1.05	$0.73
Diluted	$0.55	$0.38	$1.05	$0.72
Cash dividends paid per common share	$0.10	$0.10	$0.20	$0.20

THE COMMUNITY FINANCIAL CORPORATION
AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME
UNAUDITED

	For the Three Months Ended June 30,						For the Six Months Ended June 30,
		2017			2016			2017			2016
			Average			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/	Average		Yield/
dollars in thousands	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets
Interest-earning assets:
Loan portfolio	$1,112,329	$12,410	4.46%	$966,701	$11,170	4.62%	$1,097,448	$24,380	4.44%	$942,880	$21,715	4.61%
Investment securities, federal funds
sold and interest-bearing deposits	175,903	985	2.24%	156,893	758	1.93%	174,027	1,937	2.23%	155,837	1,525	1.96%
Total Interest-Earning Assets	1,288,232	13,395	4.16%	1,123,594	11,928	4.25%	1,271,475	26,317	4.14%	1,098,717	23,240	4.23%
Cash and cash equivalents	14,102			12,206			12,703			10,759
Other assets	71,498			73,877			71,744			72,604
Total Assets	$1,373,832			$1,209,677			$1,355,922			$1,182,080

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Savings	$53,522	$7	0.05%	$47,888	$14	0.12%	$52,476	$13	0.05%	$47,242	$26	0.11%
Interest-bearing demand and money
market accounts	412,326	352	0.34%	365,966	286	0.31%	412,202	660	0.32%	356,402	540	0.30%
Certificates of deposit	443,627	1,044	0.94%	413,952	883	0.85%	442,086	1,998	0.90%	405,227	1,711	0.84%
Long-term debt	59,490	313	2.10%	58,835	352	2.39%	60,679	677	2.23%	55,380	697	2.52%
Short-term debt	96,385	283	1.17%	33,754	49	0.58%	87,182	430	0.99%	34,272	87	0.51%
Subordinated Notes	23,000	359	6.24%	23,000	359	6.24%	23,000	719	6.25%	23,000	719	6.25%
Guaranteed preferred beneficial interest
in junior subordinated debentures	12,000	104	3.47%	12,000	90	3.00%	12,000	213	3.55%	12,000	172	2.87%

Total Interest-Bearing Liabilities	1,100,350	2,462	0.89%	955,395	2,033	0.85%	1,089,625	4,710	0.86%	933,523	3,952	0.85%

Noninterest-bearing demand deposits	153,176			142,182			147,713			137,602
Other liabilities	11,586			9,724			10,849			9,295
Stockholders' equity	108,720			102,376			107,735			101,660
Total Liabilities and Stockholders' Equity	$1,373,832			$1,209,677			$1,355,922			$1,182,080

Net interest income		$10,933			$9,895			$21,607			$19,288

Interest rate spread			3.27%			3.40%			3.28%			3.38%
Net yield on interest-earning assets			3.39%			3.52%			3.40%			3.51%
Ratio of average interest-earning assets
to average interest bearing liabilities			117.07%			117.61%			116.69%			117.70%
Cost of funds			0.79%			0.74%			0.76%			0.74%
Cost of deposits			0.53%			0.49%			0.51%			0.48%
Cost of debt			2.22%			2.66%			2.23%			2.69%

Note: Loan average balance includes non-accrual loans. There are no tax equivalency adjustments.

THE COMMUNITY FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30, 2017
(dollars in thousands)	(Unaudited)	December 31, 2016
Assets
Cash and due from banks	$14,982	$9,948
Interest-bearing deposits with banks	1,338	1,315
Securities available for sale (AFS), at fair value	54,288	53,033
Securities held to maturity (HTM), at amortized cost	106,842	109,247
Federal Home Loan Bank (FHLB) stock - at cost	7,745	7,235
Loans receivable - net of allowance for loan losses of $10,434 and $9,860	1,132,429	1,079,519
Premises and equipment, net	22,042	22,205
Premises and equipment held for sale	-	345
Other real estate owned (OREO)	9,154	7,763
Accrued interest receivable	4,212	3,979
Investment in bank owned life insurance	29,011	28,625
Other assets	10,645	11,043
Total Assets	$1,392,688	$1,334,257

Liabilities and Stockholders' Equity
Liabilities
Deposits
Non-interest-bearing deposits	$154,962	$144,877
Interest-bearing deposits	932,844	893,948
Total deposits	1,087,806	1,038,825
Short-term borrowings	88,500	79,000
Long-term debt	65,529	65,559
Guaranteed preferred beneficial interest in
junior subordinated debentures (TRUPs)	12,000	12,000
Subordinated notes - 6.25%	23,000	23,000
Accrued expenses and other liabilities	6,560	11,447
Total Liabilities	1,283,395	1,229,831

Stockholders' Equity
Common stock - par value $.01; authorized - 15,000,000 shares;
issued 4,648,199 and 4,633,868 shares, respectively	46	46
Additional paid in capital	47,847	47,377
Retained earnings	62,058	58,100
Accumulated other comprehensive loss	(489)	(928)
Unearned ESOP shares	(169)	(169)
Total Stockholders' Equity	109,293	104,426
Total Liabilities and Stockholders' Equity	$1,392,688	$1,334,257

THE COMMUNITY FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA

	Three Months Ended (Unaudited)		Six Months Ended (Unaudited)
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
KEY OPERATING RATIOS
Return on average assets	0.74%	0.57%	0.72%	0.57%
Return on average common equity	9.36	6.79	9.07	6.58
Average total equity to average total assets	7.91	8.46	7.95	8.60
Interest rate spread	3.27	3.40	3.28	3.38
Net interest margin	3.39	3.52	3.40	3.51
Cost of funds	0.79	0.74	0.76	0.74
Cost of deposits	0.53	0.49	0.51	0.48
Cost of debt	2.22	2.66	2.23	2.69
Efficiency ratio	62.83	68.33	63.35	69.48
Non-interest expense to average assets	2.19	2.41	2.20	2.46
Net operating expense to average assets	1.89	2.15	1.91	2.18
Avg. int-earning assets to avg. int-bearing liabilities	117.07	117.61	116.69	117.70
Net charge-offs to average loans	0.02	0.02	0.03	0.09
COMMON SHARE DATA
Basic net income per common share	$0.55	$0.38	$1.05	$0.73
Diluted net income per common share	0.55	0.38	1.05	0.72
Cash dividends paid per common share	0.10	0.10	0.20	0.20
Weighted average common shares outstanding:
Basic	4,632,911	4,590,444	4,630,647	4,592,563
Diluted	4,635,483	4,617,794	4,633,720	4,621,199

	(Unaudited)
(dollars in thousands, except per share amounts)	June 30, 2017	December 31, 2016	$ Change	% Change
ASSET QUALITY
Total assets	$1,392,688	$1,334,257	$58,431	4.4%
Gross loans	1,142,010	1,088,982	53,028	4.9
Classified Assets	35,413	39,246	(3,833)	(9.8)
Allowance for loan losses	10,434	9,860	574	5.8

Past due loans (PDLs) (31 to 89 days)	1,081	1,034	47	4.5
Nonperforming loans (NPLs) (>=90 days)	3,782	7,705	(3,923)	(50.9)

Non-accrual loans (a)	4,442	8,374	(3,932)	(47.0)
Accruing troubled debt restructures (TDRs) (b)	10,228	10,448	(220)	(2.1)
Other real estate owned (OREO)	9,154	7,763	1,391	17.9
Non-accrual loans, OREO and TDRs	$23,824	$26,585	$(2,761)	(10.4)
ASSET QUALITY RATIOS
Classified assets to total assets	2.54%	2.94%
Classified assets to risk-based capital	22.81	26.13
Allowance for loan losses to total loans	0.91	0.91
Allowance for loan losses to nonperforming loans	275.89	127.97
Past due loans (PDLs) to total loans	0.09	0.09
Nonperforming loans (NPLs) to total loans	0.33	0.71
Loan delinquency (PDLs + NPLs) to total loans	0.43	0.80
Non-accrual loans to total loans	0.39	0.77
Non-accrual loans and TDRs to total loans	1.28	1.73
Non-accrual loans and OREO to total assets	0.98	1.21
Non-accrual loans, OREO and TDRs to total assets	1.71	1.99
COMMON SHARE DATA
Book value per common share	$23.51	$22.54
Common shares outstanding at end of period	4,648,199	4,633,868
OTHER DATA
Full-time equivalent employees	165	162
Branches	12	12
Loan Production Offices	5	5
REGULATORY CAPITAL RATIOS
Tier 1 capital to average assets	8.85%	9.02%
Tier 1 common capital to risk-weighted assets	9.70	9.54
Tier 1 capital to risk-weighted assets	10.77	10.62
Total risk-based capital to risk-weighted assets	13.72	13.60

(a) Non-accrual loans include all loans that are 90 days or more delinquent and loans that are non-accrual due to the operating results or cash flows of a customer. Non-accrual loans can include loans that are current with all loan payments.

(b) At June 30, 2017 and December 31, 2016, the Bank had total TDRs of $12.0 million and $15.1 million, respectively, with $1.8 million and $4.7 million, respectively, in non-accrual status. These loans are classified as non-accrual loans for the calculation of financial ratios.

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED)
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share amounts)	2017	2017	2016	2016	2016
Interest and Dividend Income
Loans, including fees	$12,410	$11,970	$11,744	$11,460	$11,170
Interest and dividends on securities	973	946	835	758	752
Interest on deposits with banks	12	6	5	5	6
Total Interest and Dividend Income	13,395	12,922	12,584	12,223	11,928

Interest Expense
Deposits	1,403	1,269	1,210	1,209	1,182
Short-term borrowings	283	147	73	36	49
Long-term debt	776	832	828	834	802
Total Interest Expense	2,462	2,248	2,111	2,079	2,033

Net Interest Income (NII)	10,933	10,674	10,473	10,144	9,895
Provision for loan losses	376	380	670	698	564

NII After Provision For Loan Losses	10,557	10,294	9,803	9,446	9,331

Noninterest Income
Loan appraisal, credit, and misc. charges	9	47	66	60	102
Gain on sale of asset	47	-	8	-	4
Net gains (losses) on sale of OREO	9	27	4	3	(448)
Net gains (losses) on sale of investment securities	133	-	(8)	-	39
Income from bank owned life insurance	194	191	196	199	198
Service charges	660	610	625	580	882
Total Noninterest Income	1,052	875	891	842	777

Noninterest Expense
Salary and employee benefits	4,198	4,313	4,193	4,268	4,197
Occupancy expense	658	653	666	597	636
Advertising	140	108	138	290	156
Data processing expense	634	577	589	544	580
Professional fees	598	337	455	308	380
Depr.of furniture, fixtures, and equipment	204	199	204	206	206
Telephone communications	45	51	41	43	46
Office supplies	28	32	31	33	29
FDIC Insurance	161	166	97	215	184
OREO valuation allowance and expenses	145	195	252	203	105
Other	719	748	650	604	773
Total Noninterest Expense	7,530	7,379	7,316	7,311	7,292

Income before income taxes	4,079	3,790	3,378	2,977	2,816
Income tax expense	1,536	1,448	1,356	1,014	1,078
Net Income	$2,543	$2,342	$2,022	$1,963	$1,738

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share amounts)	2017	2017	2016	2016	2016
KEY OPERATING RATIOS
Return on average assets	0.74%	0.70%	0.62%	0.63%	0.57%
Return on average common equity	9.36	8.78	7.68	7.48	6.79
Average total equity to average total assets	7.91	7.98	8.11	8.37	8.46
Interest rate spread	3.27	3.29	3.33	3.34	3.40
Net interest margin	3.39	3.40	3.45	3.47	3.52
Cost of funds	0.79	0.74	0.71	0.73	0.74
Cost of deposits	0.53	0.48	0.47	0.48	0.49
Cost of debt	2.22	2.24	2.26	2.63	2.66
Efficiency ratio	62.83	63.89	64.38	66.55	68.33
Non-interest expense to average assets	2.19	2.21	2.26	2.33	2.41
Net operating expense to average assets	1.89	1.94	1.98	2.06	2.15
Avg. int-earning assets to avg. int-bearing liabilities	117.07	116.29	117.37	117.49	117.61
Net charge-offs to average loans	0.02	0.05	0.18	0.06	0.02
COMMON SHARE DATA
Basic net income per common share	$0.55	$0.51	$0.44	$0.43	$0.38
Diluted net income per common share	0.55	0.51	0.44	0.42	0.38
Cash dividends paid per common share	0.10	0.10	0.10	0.10	0.10
Weighted average common shares outstanding:
Basic	4,632,911	4,628,357	4,574,707	4,590,644	4,590,444
Diluted	4,635,483	4,630,398	4,606,676	4,622,579	4,617,794

ASSET QUALITY
Total assets	$1,392,688	$1,356,073	$1,334,257	$1,281,874	$1,233,401
Gross loans	1,142,010	1,113,742	1,088,982	1,051,419	1,005,068
Classified Assets	35,413	36,458	39,246	40,234	41,370
Allowance for loan losses	10,434	10,109	9,860	9,663	9,106

Past due loans (PDLs) (31 to 89 days)	1,081	231	1,034	723	821
Nonperforming loans (NPLs) (>=90 days)	3,782	7,168	7,705	7,778	9,540

Non-accrual loans	4,442	7,830	8,374	8,455	10,224
Accruing troubled debt restructures (TDRs)	10,228	10,264	10,448	10,595	10,878
Other real estate owned (OREO)	9,154	6,747	7,763	8,620	8,460
Non-accrual loans, OREO and TDRs	$23,824	$24,841	$26,585	$27,670	$29,562
ASSET QUALITY RATIOS
Classified assets to total assets	2.54%	2.69%	2.94%	3.14%	3.35%
Classified assets to risk-based capital	22.81	23.91	26.13	27.08	28.25
Allowance for loan losses to total loans	0.91	0.91	0.91	0.92	0.91
Allowance for loan losses to nonperforming loans	275.89	141.03	127.97	124.24	95.45
Past due loans (PDLs) to total loans	0.09	0.02	0.09	0.07	0.08
Nonperforming loans (NPLs) to total loans	0.33	0.64	0.71	0.74	0.95
Loan delinquency (PDLs + NPLs) to total loans	0.43	0.66	0.80	0.81	1.03
Non-accrual loans to total loans	0.39	0.70	0.77	0.80	1.02
Non-accrual loans and TDRs to total loans	1.28	1.62	1.73	1.81	2.10
Non-accrual loans and OREO to total assets	0.98	1.07	1.21	1.33	1.51
Non-accrual loans, OREO and TDRs to total assets	1.71	1.83	1.99	2.16	2.40

COMMON SHARE DATA
Book value per common share	$23.51	$22.96	$22.54	$22.33	$22.01
Common shares outstanding at end of period	4,648,199	4,641,342	4,633,868	4,656,989	4,651,486

OTHER DATA
Full-time equivalent employees	165	165	162	166	167
Branches	12	12	12	12	12
Loan Production Offices	5	5	5	5	5

REGULATORY CAPITAL RATIOS
Tier 1 capital to average assets	8.85%	8.91%	9.02%	9.22%	9.43%
Tier 1 common capital to risk-weighted assets	9.70	9.62	9.54	9.75	10.01
Tier 1 capital to risk-weighted assets	10.77	10.69	10.62	10.87	11.18
Total risk-based capital to risk-weighted assets	13.72	13.66	13.60	13.94	14.32

__________________
1 Efficiency Ratio - noninterest expense divided by the sum of net interest income and noninterest income.

2 Net Operating Expense Ratio - noninterest expense less noninterest income divided by average assets.

CONTACTS:
William J. Pasenelli, Chief Executive Officer
Todd L. Capitani, Chief Financial Officer
888.745.2265